EXHIBIT 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement on Form 1-A/A of our report dated May 19, 2023, relating to the financial statements of Red Oak Capital Fund VI, LLC as of December 31, 2022, and for the period from June 10, 2021 (date of formation) to December 31, 2022. We also consent to the reference to us under the heading “Independent Auditors” in such Offering Statement.

/s/ UHY LLP

Farmington Hills, Michigan

January 23, 2024